Exhibit 99.1

MACK-CALI REALTY CORPORATION

EXECUTIVE COMPENSATION AND OPTION COMMITTEE CHARTER

Status

        The Compensation Committee (the “Committee”) is a committee of the Board of Directors of Mack-Cali Realty Corporation (the “Company”).

Membership

        The Committee shall consist of three or more directors all of whom, in the judgment of the Board of Directors, shall be independent. In this regard, a person may serve on the Committee only if the Board of Directors determines that he or she: (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) is “independent” in accordance with the listing standards of the New York Stock Exchange.

        Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the listing standards of the New York Stock Exchange.

Meetings

        The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities, but shall not meet less than twice per year. The Committee may meet in person or telephonically and at such times and places as the Committee shall determine. The Committee shall make regular reports to the Board regarding the activities of the Committee.

Purpose

        The primary purposes of the Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company’s Chief Executive Officer (CEO), (ii) to discuss with the CEO the compensation of other senior executives; (iii) to review and administer the Company’s compensation and benefit programs and (iv) to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement or annual report that complies the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and any other applicable rules and regulations.

Duties and Responsibilities

        The Committee is responsible for (i) establishing and reviewing annual and long-term corporate goals and objectives relevant to compensation of the Company’s CEO; (ii) evaluating the performance of the CEO in light of the approved performance goals and objectives; (iii) having sole authority to determine and approve the compensation level of the CEO based upon the evaluation of the performance of the CEO; and (iv) to review with the CEO compensation of the other executive officers. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years.

         The Committee’s additional functions are:

  to make recommendations to the Board of Directors with respect to non-CEO compensation, incentive-based compensation plans and equity-based plans;

  to establish criteria for the granting of options and other equity compensation to the CEO, and to review with the CEO the criteria for the granting of options and other equity compensation to the other executive officers and other employees and review and approve the granting of options and other equity compensation in accordance with such criteria;

  to review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board;

  to review periodically the Company’s compensation practices and compare them, relative to corporate performance, with those of other similar businesses; and

  to perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deems appropriate.

Performance Evaluation

        The Committee shall conduct an annual performance evaluation of itself.

Committee Resources

        The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting, financial or other advisors. Without limiting the foregoing, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of director or CEO compensation, or to review with the CEO compensation of the other executive officers. The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other terms of retention. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

Committee Charter

        The Committee shall review at least annually the adequacy of this Charter and recommend any changes to the Board for approval. This Charter shall be made available on the Company’s website.